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                                 IDAHO TECHNICAL, INC.
                                  1408 Westwood Court
                                 Sandpoint, Idaho 83864
                                    January 10, 2000

                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

      NOTICE IS HEREBY GIVEN THAT the meeting of shareholders of Idaho Technical, Inc. (the "Corporation"), shall be held on January 24, 2000, at 10:00 a.m., Pacific time, at 1408 Westwood Ct., Sandpoint, Idaho, 83864

      The shareholders will deliberate and take action on the following matters:

      1.    TO CHANGE THE STATE OF INCORPORATION FROM IDAHO TO NEVADA.

      2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      The board of directors has fixed the close of business on January 10, 2000 as the shareholder of record date. Only those shareholders, which were shareholders of record at the close of business on said date, will be entitled to vote in person or by proxy at the meeting or any adjournment thereof.

      All stockholders are cordially invited and encouraged to attend the Meeting. In any event, to ensure your representation at the Meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the meeting and sign, date, and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all of your shares will be voted. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Meeting.

      We look forward to seeing you at the  Meeting.


                                   BY ORDER OF THE BOARD OF DIRECTORS
                                   of Idaho Technical, Inc.


                                  /S/ Dale F. Miller
                                  -----------------------------
                                   Dale F. Miller
                                   President

Dated: January 10, 2000